Exhibit 10.a.

EMPLOYMENT AGREEMENT

BETWEEN

LOGAN COUNTY BANCSHARES, INC.,

LOGAN BANK & TRUST COMPANY,

AND

EDDIE D. CANTERBURY

THIS AGREEMENT is effective as of the 1st day of October, 1998, by and between LOGAN COUNTY BANCSHARES, INC., a West Virginia corporation (hereinafter referred to as the “CORPORATION”); LOGAN BANK & TRUST COMPANY, a West Virginia banking corporation, having its principal office in Logan, West Virginia (hereinafter referred to as the “BANK”); and EDDIE D. CANTERBURY (hereinafter referred to as “EMPLOYEE”).  The Corporation and the Bank are collectively referred to herein as the “EMPLOYERS”;

W I T N E S S E T H:

WHEREAS, Employee is the Executive Vice President and Chief Executive Officer of each of the Employers and has developed an intimate and thorough knowledge of the Employers’ business methods and operations; and

WHEREAS, the retention of Employee’s services, for and on behalf of the Employers, is of material importance to the preservation and enhancement of the value of the Employers’ business;

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Employers and the Employee do hereby agree as follows:

I.                                         TERM OF EMPLOYMENT.

1.1                               The Employers hereby employ the Employee as Executive Vice President and Chief Executive Officer of each of the Employers, and Employee hereby accepts said employment and agrees to render such services to the Employers on the terms and conditions set forth in this Agreement.  The initial term of employment under this Agreement shall commence on October 1, 1998, and shall terminate on September 30, 2001, unless further extended or sooner terminated in accordance with the terms and conditions hereinafter set forth.  On October 1, 1999, and on each October 1 thereafter (the “Annual Anniversary Date”), the term of employment under this Agreement shall be renewed automatically for an additional year (so that the actual term of employment hereunder always will be between two [2] and three [3] years), unless either the Boards of Directors of the Employers or the Employee gives contrary written notice to the other not less than forty-five (45) days in advance of such anniversary date; in no event, however, shall the term of the Employee’s employment pursuant to this Agreement extend beyond the end of the calendar month in which the Employee’s sixty-fifth (65th) birthday occurs. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

1.2                               During the term of this Agreement, the Employee shall perform such executive services for the Employers as may be consistent with his title and from time to time be assigned to him by the Employers’ Board of Directors.

1.3                               During the term of this Agreement, Employee shall devote his best efforts, including such portion of his time and effort to the affairs and business of the Employers as he has customarily provided as Chief Executive Officer.

II.                                     COMPENSATION.

2.1                               The Employers will compensate and pay Employee for Employee’s services during the term of the Agreement at a minimum base salary of One Hundred Ten Thousand Dollars ($110,000.00) per year, which may be increased from time to time in such amounts as may be determined by the Boards of Directors (“Base Salary”).

III.                                 BENEFITS.

3.1                               Employee’s present benefits will continue unchanged unless such change occurs pursuant to a change of benefit(s) applicable to all of Bank’s employees.

IV.                                EXPENSES.

4.1                               The Employers shall reimburse Employee or otherwise provide for or pay for all reasonable expenses incurred by Employee in furtherance or in connection with the business of the Employers, to the same extent and in the same manner as such expense reimbursement has heretofore been made by Employers to Employee.  If such expenses are paid in the first instance by Employee, the Employers will reimburse Employee therefor.

V.                                    COMPETITIVE ACTIVITIES.

5.1                               Employee agrees that during the term of his employment hereunder, except with the express consent of the Boards of Directors of the Employers, he will not, directly or indirectly, engage in or make any financial investment in any firm, corporation, business entity or business enterprise competitive with or to any business of the Employers; provided, however, that Employee shall not thereby be precluded or prohibited from owning passive investments, including investments in the securities of other financial institutions of not more than two percent (2%) of its outstanding capital stock, so long as such ownership does not require him to devote substantial time to management or control of the business or activities in which he has invested.

5.2                               Employee agrees and acknowledges that by virtue of his employment hereunder, he will maintain an intimate knowledge of the activities and affairs of the Employers, including trade secrets and other confidential matters.  As a result, and also because of the special, unique, and extraordinary services that Employee is capable of performing for the Employers or one of its competitors, Employee recognizes that the services to be rendered by him hereunder are of a character giving them a peculiar value, the loss of which cannot be adequately or reasonably compensated for by damages.  Employee therefore agrees that if he fails to render to the Employers the services required hereunder, the Employers shall he entitled to immediate injunctive or other equitable relief to restrain

Employee from failing to render his services hereunder, in addition to any other remedies to which the Employers may be entitled under law; provided, however, that the right to such injunctive or other equitable relief shall not survive the termination of Employee’s employment.

VI.                                TERMINATION.

6.1                               The Employers shall have the right, at any time upon prior written Notice of Termination satisfying the requirements of Section 6.5(c) hereunder, to terminate Employee’s employment hereunder, including termination for just cause and termination because the Employee becomes subject to a Total and Permanent Disability.  For the purpose of this Agreement, “termination for just cause” shall mean termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty, willful failure to perform lawful duties assigned and prescribed by Employers’ Boards of Directors, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.  For purposes of this paragraph, no act, or failure to act, on the Employee’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employers; provided that any act or omission to act on the Employee’s behalf in reliance upon an opinions of counsel to the Employers or counsel to the Employee shall not be deemed to be willful.

6.2                               In the event employment is terminated for just cause or Total and Permanent Disability pursuant to Section 6.1 hereof, Employee shall have no right to compensation or other benefits for any period after such date of termination.  If Employee is terminated by the Employers other than for just cause or Total and Permanent Disability pursuant to Section 6.1 hereof, Employee’s right to compensation and other benefits under this Agreement shall be as set forth in Section 6.5(e) hereof.

6.3                               Employee shall have the right, upon prior written Notice of Termination of not less than thirty (30) days satisfying the requirements of Section 6.5(c) hereof; to terminate his employment hereunder, but in such event.  Employee shall have no right after the date of termination to compensation or other benefits as provided in this Agreement, unless such termination is for good reason, as defined, pursuant to Section 6.5(a) hereof.  If Employee provides a Notice of Termination for good reason, as defined, the date of termination shall be the date on which a Notice of Termination is given.

6.4                               In the event that Employee is terminated in a manner which violates the provision of Section 6.1, as determined by a Court of competent jurisdiction, Employee shall be entitled to reimbursement for all reasonable costs, including attorney’s fees in challenging such termination.  Such reimbursement shall be in addition to all rights to which Employee is otherwise entitled under this Agreement.

6.5                               (a) Employee may terminate his employment hereunder for good reason.  For purposes of this Agreement, “good reason” shall mean (A) a failure by the Employers to comply with any material provision of this Agreement, which failure has not been cured within twenty-five (25) days after a notice of such noncompliance has been given by Employee to the Employers; (B) subsequent to a change in control of the Employers and without Employees express written consent, (i) the assignment to Employee of any duties inconsistent with Employee’s positions, duties, responsibilities and status with the Employers immediately prior to a change in control of the Employers, or a change in Employee’s reporting responsibilities, titles or offices as in effect immediately prior to a change in control of the Employers, (ii) any removal of Employee from, or any failure to re-elect Employee to, any of the positions held by Employee, except in connection with a termination of employment for just cause, disability, death, retirement or pursuant to Section 6.1 hereof, (iii) a reduction by the Employers in Employee’s Base Salary as in effect immediately prior to a change in control of the Employers or as the same may be increased from time to time, (iv) a requirement that Employee be relocated to an office which is more than one hundred (100) miles from the currently principal executive offices of the Bank, (v) the taking of any action by the Employers which would adversely affect Employee’s benefits mentioned in Sub-part 3.1 hereof, which Employee has at the time of a change in control of the Employers or (vi) any purported termination of Employee’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (c) hereof (and for purposes of this Agreement, no such purported termination shall be effective); or (C) any purported termination of Employee’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (c) hereof (and for purposes of this Agreement no such purported termination shall be effective).

(b)                                 For purposes of this Agreement, a “change in control of the Employers” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”); provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above) other than the Employers is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employers representing twenty-five percent (25%) or more of the combined voting power of the Corporation’s or the Bank’s then outstanding securities, or (B) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Boards of Directors of the Employers cease for any reason to constitute at least a majority thereof; unless the election of each Director who was not a Director at the beginning of such period has been approved in advance by Directors representing at least two-thirds (2/3rds) of the Directors then in office who were Directors at the beginning of the period.

Anything contained in this Article (ARTICLE VI.  TERMINATION.) to the contrary notwithstanding, a “change in control of the Employers” (as used in this Article) shall not be deemed to have occurred if such change of stock ownership results from the death of a shareholder and his distributees or legatees succeed to such ownership, by way of his Last Will and Testament or by intestate succession.

(c)                                  Any termination of Employee’s employment by the Employers or by Employee shall be communicated by written Notice of Termination to the other party hereto.  For purposes of this Agreement, a “Notice of Termination” shall mean a dated notice which shall (i) indicate the specific termination provision in this Agreement relief upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee’s employment under the provision so indicated; (iii) specify a date of termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employers’ termination of Employee’s employment for just cause pursuant to Section 6.1 hereof, in which case the Notice of Termination may specify a date of termination as of the date such Notice of Termination is given; and (iv) be given in the manner specified in. Section 7.3 hereof.

(d)                                 If Employee shall terminate his Employment for good reason pursuant to Sub-part (B) of Section 6.5(a) hereof, then in lieu of any further salary payments to Employee for periods subsequent to the date of termination, the Employers shall pay as severance to Employee a sum equal to three (3) times the average annual salary paid to Employee, as reflected on Internal Revenue Service Form W-2, for the three (3) years immediately preceding Employee’s termination.  At the discretion of Employee, such payment shall be made in a lump sum within fifteen (15) days of the date of termination of Employee’s employment or paid in equal monthly installments during the twenty-four (24) months following such termination.

(e)                                  If Employee shall terminate his employment for good reason as defined in Sub-part (A) or (C) of Section 6.5(a) hereof or if this Agreement or the employment of the Employee is terminated by the Employers for other than just cause or Total and Permanent Disability pursuant to Section 6.1 hereof, then in lieu of any further salary payments to Employee for periods subsequent to the date of termination, the Employers shall pay as severance to Employee an amount equal to the product of (A) Employee’s current Base Salary in effect as of the date of termination, multiplied by (B) the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number 2.99, such payment to be made at the discretion of Employee in a lump sum within fifteen (15) days of the date of termination of Employee’s employment or paid in equal monthly installments during the twenty-four (24) months following such termination.

(f)                                    Employee shall not be required to mitigate the amount of any payment provided for in paragraph (d) or (e) of this Section 6.5 by seeking other employment or otherwise.

VII.                            MISCELLANEOVS.

7.1                               This Agreement may not be modified, changed, amended, or altered except by mutual written consent.

7.2                               All notices given or required to be given herein shall be in writing or sent by United States first-class certified or registered mail, postage prepaid, to Employee (or to Employee’s spouse or estate upon Employee’s death) at Employee’s last known address, and to the Employers at their principal offices.  All such notices shall be effective when deposited in the mail in the manner specified in this Section 7.2.  Either party, by a notice in writing, may change or designate the place for receipt of all such notices.

7.3                               No delay or omission of the Employers or Employee to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power, or, (ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of such continuing default or of any other right or power that shall theretofore have arisen; and, every power and remedy granted by law and by this Agreement to any party hereto may be raised from time to time, and as often as may be deemed expedient All such rights and powers shall be cumulative to the fullest extent permitted by law.

VIII.                        SUCCESSORS, ETC., OF THE EMPLOYERS.

8.1                               This Agreement shall inure to the benefit of and be binding upon Employee, and, to the extent applicable, his heirs, assigns, executors, and personal representatives and the Employers, their successors and assigns, including, without limitation, any person, partnership, or corporation which may acquire all or substantially all of the Corporation’s or the Bank’s assets and business, or with or into which the Bank or the Corporation may be consolidated or merged.

8.2                               This Agreement is personal to each of the parties and none of the parties may assign or delegate any of its rights or Obligations under this Agreement without the prior written consent of the other parties.

IX.                                APPLICABLE LAW.

9.1                               This Agreement shall be governed in all respects and be interpreted by and under the laws of the State of West Virginia.

IN WITNESS WHEREOF, LOGAN COUNTY BANCSHARES, INC. and LOGAN BANK & TRUST COMPANY, both corporations as aforesaid, have caused these presents to be signed by their respective proper officer, and their respective corporate seal to be affixed hereunto, by authority duly given, and WITNESS, ALSO, the signature and seal of the said EDDIE D. CANTERBURY, all as of this the 22 day of September, 1998:

LOGAN COUNTY BANCSHARES, INC.,
a West Virginia corporation,

(CORPORATE SEAL)	BY:	/s/ Harvey Oakley
		Its:	Chairman

LOGAN BANK & TRUST COMPANY,
a West Virginia corporation,

(CORPORATE SEAL)	BY:	/s/ Harvey Oakley
		Its:	Chairman

/s/ Eddie D. Canterbury
EDDIE D. CANTERBURY